                                                                Exhibt 10.4

                                 HPL LETTERHEAD

To:

From:

Date:    _______, 2001


HPL Technologies, Inc. is pleased to grant you an option to purchase ______ shares of Common Stock of HPL Technologies, Inc. at an exercise price of $ __ per share, as of _________, 2001 (the "Grant Date"). Each year for _____ years, _______ percent (__%) of the option shares will become exercisable on the anniversary of the Grant Date. The option to purchase these shares expires ____ years from the Grant Date. The option is [an incentive stock option][non-statutory stock option] for tax purposes.

This stock option is governed by the terms of the Amended and Restated 2001 Equity Incentive Plan, (the "Plan"), a copy of which is attached as Exhibit A to this letter.

[This stock option may be exercised prior to the dates of exercise provided above; however all shares so acquired will be subject to Reverse Vesting, as defined in the Plan.]

[Stock purchased under the option may be subject to re-purchase rights and re-sale restrictions, as provided in the Plan and in the option exercise documents, copies of which may be obtained from the Human Resources Department.]

We appreciate your efforts and thank you for your continued contribution.


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[President]
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OPTIONEE ACCEPTS, AND AGREES TO BE BOUND BY, ALL TERMS AND CONDITIONS OF THE PLAN AND THIS LETTER.


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Optionee                            Date